Exhibit 23

[Letterhead of Deloitte & Touche LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-66049, 333-38887, and 333-109894 on Form S-8 of our reports dated June 8, 2011, relating to the consolidated financial statements of Riverview Bancorp, Inc., and the effectiveness of Riverview Bancorp, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Riverview Bancorp, Inc. for the year ended March 31, 2011.

/s/ Deloitte & Touche LLP

Portland, Oregon
June 8, 2011

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